EXHIBIT 99.1

Tekmira Joins International Consortium to Conduct Clinical Trials of Ebola Virus Therapeutics in West Africa

Consortium Receives £3.2 Million Funding From Wellcome Trust

VANCOUVER, British Columbia, Sept. 23, 2014 (GLOBE NEWSWIRE) -- Tekmira Pharmaceuticals Corporation (Nasdaq:TKMR) (TSX:TKM), a leading developer of RNA interference (RNAi) therapeutics, today reported that it is collaborating with an international consortium to provide an RNAi based investigational therapeutic for expedited clinical studies in West Africa.

Led by Dr. Peter Horby of the Centre for Tropical Medicine and Global Health at the University of Oxford and the International Severe Acute Respiratory and Emerging Infection Consortium (ISARIC), the consortium includes representatives from the World Health Organization (WHO), US Centers for Disease Control, Médecins Sans Frontières – Doctors without Borders (MSF), ISARIC, and Fondation Mérieux, among others.

The Wellcome Trust has announced it has awarded £3.2 million to the consortium to fund this initiative. The award will include funds for the manufacture of investigational therapeutics as well as the establishment of an operational clinical trials platform in two or more Ebola Virus Disease (EVD) treatment centers in West Africa. RNAi has been prioritized as an investigational therapeutic and may be selected for clinical trials at these centers.

The objective of the clinical trials is to assess the efficacy and safety of promising therapeutics and vaccines, reliably and safely, in patients with EVD by adopting strict protocols that comply with international standards.  It is hoped this initiative will permit the adoption of safe and effective interventions rapidly.

The genetic sequence of the Ebola virus variant responsible for the ongoing outbreak in West Africa is now available. Under this program, Tekmira will produce an RNAi based product specifically targeting the viral variant responsible for this outbreak.  The ability to rapidly and accurately match the evolving genetic sequences of emerging infectious agents is one of the powerful features of RNAi therapeutics.

"We commend the Wellcome Trust for their leadership in providing the necessary funds to launch and expedite this ground breaking initiative. We are gratified that RNAi has been prioritized as a potential investigational therapeutic to assist in the ongoing public health and humanitarian crisis in Africa," said Dr. Murray, Tekmira's President and CEO.

 "We are an active collaborator in this consortium and through our ongoing dialogue with the WHO, NGOs and governments in various countries; we have been discussing the creation of appropriate clinical and regulatory frameworks for the potential use of investigational therapeutics in Africa. This initiative goes a long way towards achieving this aim.  Many complex decisions remain to fully implement this unique clinical trial platform.  At this time, there can be no assurances that our product will be selected by the consortium for clinical trials in Africa," said Dr. Murray.

About Wellcome Trust

The Wellcome Trust is the largest charity in the UK. It funds innovative biomedical research, in the UK and internationally, spending over £600 million each year to support the brightest scientists with the best ideas. The Wellcome Trust supports public debate about biomedical research and its impact on health and wellbeing. For more information, visit www.wellcome.ac.uk

About RNAi and Tekmira's LNP

RNAi therapeutics have the potential to treat a broad number of human diseases by "silencing" disease causing genes. The discoverers of RNAi, a gene silencing mechanism used by all cells, were awarded the 2006 Nobel Prize for Physiology or Medicine. RNAi therapeutics, such as "siRNAs," require delivery technology to be effective systemically. Tekmira believes its LNP technology represents the most widely adopted delivery technology for the systemic delivery of RNAi therapeutics. Tekmira's LNP platform is being utilized in multiple clinical trials by both Tekmira and its partners. Tekmira's LNP technology (formerly referred to as stable nucleic acid-lipid particles or SNALP) encapsulates siRNAs with high efficiency in uniform lipid nanoparticles that are effective in delivering RNAi therapeutics to disease sites in numerous preclinical models. Tekmira's LNP formulations are manufactured by a proprietary method which is robust, scalable and highly reproducible, and LNP-based products have been reviewed by multiple FDA divisions for use in clinical trials. LNP formulations comprise several lipid components that can be adjusted to suit the specific application.

About Tekmira

Tekmira Pharmaceuticals Corporation is a biopharmaceutical company focused on advancing novel RNAi therapeutics and providing its leading lipid nanoparticle (LNP) delivery technology to pharmaceutical partners. Tekmira has been working in the field of nucleic acid delivery for over a decade and has broad intellectual property covering LNPs. Further information about Tekmira can be found at www.tekmira.com. Tekmira is based in Vancouver, B.C. Canada.

Forward-Looking Statements and Information

This news release contains "forward-looking statements" or "forward-looking information" within the meaning of applicable securities laws (collectively, "forward-looking statements"). Forward-looking statements in this news release include statements about Tekmira's strategy, future operations, clinical trials, prospects and the plans of management; Tekmira's collaboration with an international consortium to provide an RNAi based investigational therapeutic for expedited clinical trials of Ebola virus therapeutics in West Africa; the funding of the consortium from the Wellcome Trust, including funds for the manufacture of investigational therapeutics as well as the establishment of an operational clinical trials platform in two or more EVD treatment centers in West Africa; the prioritization of RNAi as an investigational therapeutic and the potential selection of RNAi for clinical trials in the aforementioned centers; the objective of the clinical trials; the adoption of safe and effective interventions; Tekmira's production of an RNAi based product targeting the viral variant responsible for the current outbreak in West Africa; and the creation of appropriate clinical and regulatory frameworks for the potential use of investigational therapeutics in Africa.

With respect to the forward-looking statements contained in this news release, Tekmira has made numerous assumptions regarding, among other things, the effectiveness of RNAi therapeutics in the treatment of Ebola virus and the adequacy of funding from the Wellcome Trust for the anticipated program of the international consortium. While Tekmira considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Tekmira's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: RNAi based therapeutics may not prove to be effective in the treatment of Ebola virus as currently anticipated, compared to other therapeutics, or at all; funding provided by the Wellcome Trust may not be adequate for the anticipated program of the international consortium; manufacture of investigational therapeutics or the establishment of operational clinical trial platforms may not occur as currently anticipated, or at all; there can be no assurances that Tekmira's product will be selected by the consortium or be given to patients for treatment; Tekmira may not produce an RNAi based product targeting the viral variant responsible for the current outbreak in West Africa as currently anticipated, or at all; appropriate clinical and regulatory frameworks for the potential use of investigational therapeutics in Africa may never be established, or may not be beneficial to Tekmira's products; the FDA may refuse to approve Tekmira's products, or place restrictions on Tekmira's ability to commercialize its products; anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; and Tekmira may not receive the necessary regulatory approvals for the clinical development of Tekmira's products.

A more complete discussion of the risks and uncertainties facing Tekmira appears in Tekmira's Annual Report on Form 10-K and Tekmira's continuous disclosure filings, which are available at www.sedar.com or www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Tekmira disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

CONTACT: Investors
         Julie P. Rezler
         Director, Investor Relations
         Phone: 604-419-3200
         Email: jrezler@tekmira.com

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